U.S. SECURITIES AND EXCHANGE
                             COMMISSION Washington,
                                   D.C. 20549


                                Form SB--2/POS--2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  NATIONAL HEALTHCARE FINANCIAL SERVICES, INC.

                 (Name of Small Business Issuer in its charter)

 Florida                              6153                         65-1099348
 -------                              ----                         ----------
(State of Incorporation)         (Primary Standard              (I.R.S. Employer
                                 Industrial Classification         I.D. Number)
                                     Number)



                         2754 W. Atlantic Blvd., Suite 4

                             Pompano Beach, FL 33069
                             ------- ------ -- -----
          (Address and telephone number of principal executive offices)



                         2754 W. Atlantic Blvd., Suite 4

                             Pompano Beach, FL 33069


                    (Address of principal place of business)



                            David Bullard, President

                  NATIONAL HEALTHCARE FINANCIAL SERVICES, INC..

                         2754 W. Atlantic Blvd., Suite 4

                             Pompano Beach, FL 33069

                                 (954) 343--4970

            (Name, address and telephone number of agent for service)





The offering set forth in this registration statement has been terminated. 10,000 shares were sold in the offering. The registrant is filing this post-effective amendment to remove from registration the 240,000 shares which were registered but not sold in the offering.


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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB--2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pompano Beach and State of Florida on July 28, 2003.



                         NATIONAL HEALTHCARE FINANCIAL
                                 SERVICES, INC.


                              By: s/David Bullard

                     President/principal executive officer/
                          principal accounting officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                         Title                             Date

s/David Bullard                   President/principal             July 28, 2003
David Bullard                     executive officer/
                                  principal accounting officer

s/John W. Hemmer                  Director                        July 28, 2003
John W. Hemmer

s/Robert Wilson                   Director                        July 28, 2003
Robert Wilson